                                                                   EXHIBIT 10.61

                                LEASE AGREEMENT

         THIS LEASE AGREEMENT (hereinafter sometimes referred to as this "Lease") is made and entered into as of the ____ day of ________, 1998, by and between E. MOSS ROBERTSON, JR., an individual (herein sometimes referred to as the "Landlord") and ROBERTSON OLDSMOBILE-CADILLAC, INC., a Georgia corporation (herein sometimes referred to as the "Tenant").


                                WITNESSETH THAT:

         For valuable consideration, Landlord and Tenant, intending to be legally bound, hereby agree with each other as follows:


                                   ARTICLE I

                     DEFINITIONS AND FUNDAMENTAL PROVISIONS

         The following terms shall have the meanings set forth below when used in this Lease, except as may otherwise be specifically provided:

         1.1      Addresses:

                  Landlord:         E. Moss Robertson, Jr.
                                    2418 Island Drive
                                    Gainesville, Georgia  30501

                  Tenant:           Robertson Oldsmobile-Cadillac, Inc.
                                    2355 Browns Bridge Road
                                    Gainesville, Georgia  30501
                                    Attention:
                                              -------------------------

or such other address or addresses as a party may designate by written notice to the other party.

         1.2 Property: That certain tract or parcel of land located at 2355 Browns Bridge Road, in Gainesville, Hall County, Georgia, which is more particularly described and/or depicted on EXHIBIT "A" attached hereto and by this reference made a part hereof (the "Property").

         1.3 Premises: The Property and the improvements now or hereafter thereon, which Premises include an automobile dealership presently comprised of three separate buildings (the "Buildings").

         1.4 Lease Year: Each Lease Year shall be a period of twelve (12) consecutive calendar months, beginning on the expiration of the prior Lease Year. The first Lease Year shall commence on the date that Landlord tenders delivery of the Premises to Tenant (the "Commencement Date") and ending at the end of the twelfth (12th) full calendar month thereafter. If Landlord has not

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tendered delivery of the Premises on or before __________________, 1998, this
Lease shall automatically expire and terminate and the parties shall have no further obligations or rights hereunder. At the request of either party, the parties shall execute a stipulation stating the Commencement Date, the expiration of the first Lease Year and of the Initial Term after Landlord has delivered the Premises to Tenant.

     1.5 Basic Rent: Tenant agrees to pay as "Basic Rent" the amounts, as adjusted, as hereinafter described, in strict accordance with the terms and provisions of Article III hereof, as follows:

          (a) Monthly Basic Rent for the period from the Commencement Date through the 10th Lease Year, shall be as follows:

          Commencement Date through     2nd Lease Year           $17,000.00
          3rd Lease Year    through     5th Lease Year           $18,000.00
          6th Lease Year    through     end of Initial Term      $20,000.00

          (b) If the Extension Options (as defined in Section 1.9 below) are duly exercised, the monthly Basic Rent shall be as follows:

          Years 11-12         The greater of the monthly "Fair Rental Value" of
                              the Premises as of the date determined by Landlord
                              (or otherwise), as provided in Section 1.5(c) hereof, or $20,000.00.

          Years 13-15         The sum of (i) monthly Basic Rent payable for
                              Years 11-12, plus (ii) $1,000.00.

          Years 16-17         The greater of the monthly "Fair Rental Value" of
                              the Premises as of the date determined by Landlord
                              (or otherwise), as provided in Section 1.5(c) hereof, or the monthly Basic Rent payable during Years 13-15.

          Years 18-20         The sum of (i) monthly Basic Rent payable for
                              Years 16-17, plus (ii) $1,000.00.

          (c) Fair Rental Value. (i) The monthly "Fair Rental Value" of the Premises shall be initially determined by Landlord, from time to time, by taking the average rental rates for comparable leases (in terms of length of term, space, size and character of underlying premises and other relevant factors) in rental markets that are similar to the rental market in which the Premises is located. Landlord shall give Tenant written notice of its determination of Fair Rental Value not less than nine (9) months, nor more than twelve (12) months prior to the end of the Initial Term or any Extension Period, as applicable. Tenant shall have thirty (30) days after receipt of Landlord's notice of Fair Rental Value to notify Landlord that Tenant is contesting same. Tenant's failure to so notify Landlord within such thirty (30) day period shall be deemed an acceptance of the Fair Rental

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     Value set forth in Landlord's notice and a waiver of Tenant's right to contest Landlord's determination of Fair Rental Value. If Tenant timely contests Landlord's determination of Fair Rental Value, then the parties shall have thirty (30) days after Landlord receives Tenant's notice of contest in accordance herewith in which to agree on the Fair Rental Value for the applicable Extension Period. If the parties are able to agree on an amount of rent mutually satisfactory, then such agreement shall be placed in writing and shall be signed by the parties hereto and shall thereupon become a part of this Lease.

               (ii) If the parties hereto are unable to agree upon the amount of the Fair Rental Value for either Extension Period at least thirty (30) days prior to the commencement of such Extension Period, then the disagreement shall be promptly submitted to arbitration and each party hereto will select an arbitrator of experience and competence in the matter, and said arbitrators shall immediately meet for the purpose of hearing and deciding the dispute and fixing the Fair Rental Value for the applicable Extension Period.

               (iii) If the two arbitrators selected cannot agree, they shall select a third arbitrator with qualifications similar to their own, and if said two arbitrators cannot agree on the said third arbitrator, they shall petition the presiding judge of the Superior Court of the State of Georgia, in and for the County of Hall and the City of Gainesville to appoint such arbitrator with said qualifications and said third arbitrator shall act as an umpire between the arbitrators selected by Landlord and Tenant, and his/her decision, made in concert with either one or both, or individually if unable to agree with either upon rendering the decision. The decision shall be signed by both parties and shall thereupon become a part of this Lease. The rent fixed by said decision shall constitute the Fair Rental Value for the subject Years, and the Lease shall be modified to that extent only and not otherwise. Each party shall be responsible for the fees and costs of its own appraiser and will share equally in the cost of the third appraiser, if needed.

     1.6 Permitted Use: The Premises shall be used for the operation of an automobile dealership selling primarily new automobiles, and initially operating the following franchises: Cadillac, Oldsmobile, Mazda and Isuzu, together, at Tenant's election, with such operations and services as are ancillary and integrally related to the operation of an automobile dealership (for example, car leasing operations and/or automobile repair shop), provided Tenant shall at all times continue as its primary business at the Premises a new car automobile dealership; and for no other purpose whatsoever.

     1.7 Rent: "Rent" shall mean and include Basic Rent and all other amounts and charges payable by Tenant under any provision of this Lease. Sums other than Basic Rent that are designated as "Rent" or "additional rent" (or any similar term indicating rent or rental) are so designated solely for the purpose of enabling Landlord to enforce its rights hereunder, and Landlord shall have the same remedies for Tenant's failure to pay same as for non-payment of Basic Rent. Such sums shall not be deemed rent for purposes of computing taxes or for governmental regulations thereon.



     1.8. Reserved.
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     19. TERM: Ten (10) Lease Years (being sometimes herein referred to as the
"Initial Term") to commence on the Commencement Date. Tenant shall have two (2) options ("Extension Options") to extend the term of this Lease for a period of five (5) Lease Years each ("Extension Periods") if exercised in strict compliance with this Section 1.9. The Extension Options shall only be exercised, if at all, by written notice from Tenant to Landlord given no earlier than twenty-four (24) months and no later than six (6) months prior to the expiration of the then existing Initial Term or first Extension Period, as applicable. (The Initial Term and all duly exercised Extension Periods may be herein referred to collectively as the "Term" of this Lease.) If an Extension Option is duly exercised, then the Term shall be extended for the applicable Extension Period pursuant to the provisions hereof, with Basic Monthly Rent as set forth in
Section 1.5 above. If Tenant shall fail to timely exercise any Extension Option in strict accordance with the provisions of this Section 1.9, then such Extension Option and any succeeding Extension Option shall terminate.

     1.10 MEMORANDUM OF LEASE: Tenant shall not record or permit the recording of this Lease without landlord's written consent. At Landlord's request, Tenant shall execute and deliver a written statement in recordable form identifying the parties hereto and the Property, specifying the Rental Commencement Date and termination date of the Lease Term and the Permitted Use, and incorporating this Lease by reference.

     1.11 NET LEASE: This Lease is to be absolutely net to Landlord. Tenant shall pay for all expenses, costs, impositions, taxes and other charges imposed upon or affecting the Premises during the Term, and Landlord shall have no obligation to pay for any matter affecting the Premises during the term hereof except as may be explicitly set forth herein.

                                   ARTICLE II

                                DEMISED PREMISES

     2.1  Demise of Premises:

          (a) Landlord hereby leases and demises to Tenant for the Term and Permitted Use specified herein and Tenant rents from Landlord the Premises, subject to the terms and conditions herein contained, and all encumbrances, easements, restrictions, mortgages, zoning laws, and governmental or other regulations affecting the Premises (such other encumbrances and other matters sometimes collectively referred to herein as the "Encumbrances").

          (b) The parties hereby acknowledge that there is an existing cemetery adjacent to, but not a part of, the Premises. This cemetery is on land owned by Landlord. Tenant has been informed by Landlord that visitors to the cemetery have been granted the right by Landlord to park their vehicles on the Premise, when visiting the cemetery, and have further been granted pedestrian access across the Premises to the extent necessary to access the cemetery. Tenant acknowledges and agrees that, during the Term of this Lease, it shall continue to permit visitors to the cemetery to park on the Premises and to permit pedestrian access across the Premises to the cemetery.

     2.2 QUIET ENJOYMENT: Tenant, upon timely paying the Rent herein reserved and performing and observing all of the other terms, covenants and conditions of this Lease, shall

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peaceably and quietly have, hold and enjoy the Property during the Term without interference by Landlord, subject to the terms of this Lease and the Encumbrances.

                                  ARTICLE III

                             RENT AND OTHER CHARGES

     3.1 PAYMENT OF RENT: During the Term, Tenant covenants and agrees to pay to Landlord, in advance, at the place designated in Section 1.1 hereof, without demand, deduction or set-off, all Rent as defined in Section 1.7 hereof.

     3.2 PAYMENT OF BASIC RENT: On the Rental Commencement Date and, thereafter, monthly Basic Rent shall be due and payable on or before the first
(1st) day of each and every calendar month during the Term, in advance, without demand, deduction or offset, as set forth in Section 1.5 hereinabove.

     3.3 PAST DUE RENT AND ADDITIONAL RENT: If Tenant shall fail to pay, when the same is due and payable, any Rent or any additional rent, or amounts or charges of any character whatsoever owed to Landlord, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate (the "Default Rate") which is the lesser of (i) eighteen percent (18%) per annum, or
(ii) the maximum interest rate permitted by law.

     3.4 PAYMENTS ON BEHALF OF TENANT: In case of any default by Tenant in the payment of any amounts herein provided to be paid by Tenant, including without limitation the procuring of insurance as hereinafter provided for or in any other payment required to be made by Tenant hereunder, Landlord, on behalf of Tenant, may make such payment or payments or procure any such insurance, and Tenant covenants to reimburse and pay Landlord any amount paid to expended immediately upon demand, with interest from the date of disbursement by Landlord at the rate set forth in Section 3.3 hereof.

     3.5 UTILITIES: Tenant shall make application for, obtain, pay for, and be solely responsible for all utilities required, used or consumed in the Premises, including, but not limited to gas, water (including water for domestic uses and for fire protection), telephone, electricity, sewer service, garbage collection services, or any similar service (herein sometimes collectively referred to as the "Utility Services"). In the event that any charge or assessment for any Utility Service supplied to the Premises that has or could become a lien on the premises or any portion thereof or interest therein is not paid by Tenant to the utility supplier when due, then Landlord may, ten (10) days after written notice to Tenant, but shall not be required to, pay such charge for and on behalf of Tenant, with any such amount paid by Landlord being repaid by Tenant to Landlord with interest at the Default Rate, as additional rent, within ten (10) days after demand by Landlord. Landlord shall have absolutely no obligation with respect to any Utility Service to the Premises and shall not be liable for any interruptions or curtailment in Utility Services whatsoever.

     3.6 TAXES: Tenant shall be responsible for the timely payment of all taxes, public charges and assessments of whatsoever nature directly or indirectly assessed or imposed upon the land, buildings, equipment and improvements constituting the Premises and the rents therefrom, including

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but not limited to all real property taxes, rates, duties and assessments, local improvement taxes, import charges or levies, whether general or special, that are levied, charged or assessed against the Premises by any lawful taxing authority whether federal, state, county, municipal, school or otherwise (other than income, inheritance and franchise taxes thereon) (the "Taxes"). Taxes for any partial tax period shall be prorated. If Landlord initially pays the Taxes, Tenant shall reimburse Landlord therefor upon demand.

     Tenant shall also promptly pay when due all taxes on its trade fixtures and other personal property in or on the Premises.

                                   ARTICLE IV

                                USE OF PREMISES

     4.1 Tenant's Use: Tenant shall use the Premises solely for the Permitted Use specified in Section 1.6, and for no other purpose whatsoever. Tenant shall not vacate or abandon the Premises during the Term.

     4.2 Legal Operation of Premises: Tenant shall not use, or suffer or permit the Premises, or any part thereof, to be used for any purpose or use in violation of any law, ordinance or regulation of any governmental authority, or in any manner that will constitute a nuisance or an annoyance, or for any hazardous purpose. Nothing contained in this Section 4.2 shall be construed to interfere with Tenant's right to operate in the Premises for the uses and in the manner set forth in Section 1.6 hereof, so long as they are lawful. In the event, at any time during the Term of this Lease, any addition, alteration, change or repair or other work of any nature, structural or otherwise, shall be required or ordered or become necessary on account of any law, ordinance or regulation of any governmental authority now in effect or hereafter adopted, passed or promulgated, or on account of any other reason with respect to the Premises, the entire expense thereof, regardless of when the same shall be incurred or become due, shall be the liability of Tenant and in no event shall Landlord be called upon to contribute thereto or do or pay for any work of any nature whatsoever on or relating to the Premises. Tenant takes the Property subject to all zoning regulations and ordinances now or hereafter in force; provided, however, that if any zoning regulation or ordinance to which the Premises is or becomes directly subject makes it impossible for Tenant to continue to operate an automobile dealership at the Premises, then in such event, Tenant may terminate this Lease by delivering ninety (90) days' advance written notice thereof to Landlord within ninety (90) days after the date such regulation or ordinance becomes effective as to the Premises. Such notice shall indicate with reasonable particularity the reason such regulation or ordinance makes it impossible for Tenant to continue to operate an automobile dealership at the Premises and shall include a citation of such regulation or ordinance.

     4.3 Alterations to Premises: Except as described in Section 5.3 hereinbelow, Tenant shall not alter the exterior of the Premises, or make interior structural changes or make any other changes or alterations to the Premises without first obtaining Landlord's written approval for such alterations, which approval shall not be unreasonably withheld or delayed. All alterations shall remain upon the Premises and shall become Landlord's property upon the expiration or other termination of this Lease; provided, however, that Landlord may require any alteration or improvement made by Tenant without

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    5.3 Improvements: Landlord and Tenant acknowledge that Tenant may make certain improvements to the Buildings from time to time ("Tenant's Improvements"), as provided or required pursuant to the terms of this Lease. Tenant's Improvements shall be subject to all of the terms of this Lease and must first be approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. All such Tenant's Improvements which are fixtures shall become the property of Landlord upon the installation thereof.


    5.4 As-Is Lease: Tenant acknowledges that Tenant is leasing the Premises "as is" without any warranty or representation and that Landlord has not made, and is not hereby making, any warranties or representations pertaining to the physical condition of the Premises, any part thereof or any improvements thereon.

                                   ARTICLE VI

                               ACCESS TO PREMISES

    6.1 Access to Premises: Tenant agrees that Landlord, its agents, employees, or servants or any person authorized by Landlord may enter the Premises to inspect the condition of same, to cure defaults of Tenant as provided for herein, and to exhibit the same to prospective tenants, purchasers, mortgagees or others interested in the Premises. Such entry, cure or exhibition shall not constitute an eviction of Tenant in whole or in part, Landlord agreeing to employ its reasonable efforts in attempting to minimize any interruption to the business operations of Tenant resulting from Landlord's (or its designated representatives') entry to the Premises. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation or liability whatsoever for the inspection, care, supervision, repair, improvement, addition, change, or alteration of the Premises.

                                  ARTICLE VII

                         INSURANCE AND INDEMNIFICATION

    7.1 Tenant Liability Insurance: Tenant shall maintain as its sole expense during the Term hereof, General Commercial Liability or General Garage Liability insurance insuring both Tenant and Landlord covering the Premises with single limit coverage of a least $1,000,000.00 per occurrence and not less than $2,000,000 in the aggregate in companies licensed and in good standing in the State of Georgia in the joint names of Landlord and Tenant. Tenant shall further maintain at its sole expense a commercial umbrella policy with single limit coverage of at least $5,000,000 per occurrence and not less than $5,000,000 in the aggregate in companies licensed and in good standing in the State of Georgia in the joint names of Landlord and Tenant. Tenant shall keep in force all-risk (Special Form) coverage insurance for the full replacement value of all of Tenant's personal property within the Premises and on the Property, including but not limited to, fixtures, inventory, trade fixtures, furnishings and other personal property. In addition, Tenant shall keep in force workers compensation or similar insurance to the extent required by law. Finally, Tenant shall maintain, at its sole cost and expense, Special Form ("all-risk") property insurance covering the Buildings for the full replacement cost thereof (excluding footings and foundations), providing protection against perils included in the Special Form ("all-risk") insurance policy. All insurance required under this Section



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Landlord's written consent to be removed by Tenant by written notice thereof given to Tenant no later than sixty (60) days after the expiration or earlier termination of the Term. There shall be no signs or any other equipment on the roof any of the Buildings or of any other structure now or hereafter existing on the Property. Notwithstanding the foregoing, Tenant shall be permitted, without the requirement of Landlord's prior consent, to make interior, cosmetic, non-structural alterations to the Premises provided that: (i) the value and structural integrity of the Premises are not decreased or diminished hereby; (ii) all such work is expeditiously completed in a good and workmanlike fashion and in compliance with all applicable laws, ordinances and regulations and in conformity with all provisions of this Lease; and (iii) Tenant obtains lien waivers consistent with the provisions of Section 4.4 hereof.

     4.4 Liens: Tenant will not create or permit to be created or to remain, and will discharge, any lien (including, but not limited to, the liens of mechanics, laborers or materialmen for work or materials alleged to be done or furnished in connection with the Premises), encumbrance or other charge upon the Premises or any part thereof. Landlord reserves the right to enter the Premises to post and keep posted notices of non-responsibility for any such lien.

                                   ARTICLE V

                            REPAIRS AND MAINTENANCE

     5.1 No Maintenance or Repair by Landlord: Landlord shall have no obligation to improve, alter, replace, maintain and/or repair the Premises or any part thereof. Landlord may inspect the Premises at all reasonable times to determine whether Tenant has fulfilled its maintenance and repair obligations under this Lease and to otherwise inspect or exhibit the Premises; provided, however, that Landlord shall never be obligated to inspect the Premises for any reason.

     5.2 Maintenance, Repair and Replacement Obligations of Tenant: Tenant shall, at Tenant's expense, at all times keep and maintain the entire Premises in good repair and condition, including without limitation the diligent and prompt repair of the roof and all exterior supporting walls, foundations, HVAC, plumbing, electrical and other systems, rain gutters and spouting and all esthetic aspects of the Premises and shall also keep the non-structural portions of the Premises (specifically including the storefront, windows and automatic or other doors of the Premises) in good order, condition, and repair, clean, sanitary and safe, including the replacement of equipment, fixtures and all broken glass (with glass of the same size and quality). Tenant shall also, during the Term hereof, maintain in good condition and repair the non-building areas of the Property including the sidewalks, driveways, landscaped areas and parking areas, and including patching, striping, cleaning, sweeping and other maintenance. In the event Tenant fails to perform any of its obligations as required hereunder, Landlord may (but shall not be required to) perform and satisfy same, and Tenant hereby agrees to reimburse Landlord, as additional rent, for the cost thereof, together with interest at the Default Rate, promptly upon demand. The parties agree that it shall be Tenant's sole responsibility at all times during the Term of this Lease to maintain the Premises in structurally sound, leak-free condition so that the Premises shall be maintained at all times as if operations therein were to continue beyond the expiration of the Term and so that all normal maintenance and repair during the Term shall be completed when the Premises are surrendered to Landlord.

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     7.1 shall be written by companies rated A or better in the most current edition of Best's Insurance Reports. Tenant will cause such insurance policies to name Landlord and its agents (and, at Landlord's election, any lender whose loan is secured by the Premises (a "mortgagee")) as a named insured thereunder with respect to liability policies and to be written so as to provide that the insurer waives all right of recovery by way of subrogation against Landlord (and, at Landlord's election, any mortgagees) in connection with any loss or damage covered by the all-risk (Special Form) policy in accordance with the provisions of Section 7.2 hereof. Tenant shall deliver said policies of liability, workers compensation and all-risk insurance or certificates thereof to Landlord at or prior to its execution of this Lease, and thereafter from time to time at the reasonable request of Landlord. Should Tenant fail to effect the insurance called for in this Lease, Landlord may, but shall not be obligated to, procure said insurance and pay the requisite premiums, in which event, Tenant shall promptly pay all sums so expended by Landlord as additional rent following invoice. Each insurer under the policies required hereunder shall agree by endorsement on the policy issued by it or by independent instrument furnished to Landlord that it will give Landlord at least thirty (30) days prior written notice before the policy or policies in question shall be altered or canceled. Tenant's property insurance policy shall insure Landlord and any mortgagee, as their interests may appear.

    7.2 Waiver of Subrogation: Tenant hereby releases Landlord and anyone claiming through or under Landlord by way of subrogation from any and all liability for any loss of or damage to property, whether or not caused by the negligence or fault of the Landlord, to the extent same is required to be insured pursuant to the requirements of this Lease. In addition, Tenant shall cause each such insurance policy carried by it insuring the Buildings or Tenant's personal property therein (and including the insurance coverages required in Section 7.1 hereinabove) to be written to provide that the insurer waives all rights of recovery by way of subrogation against the Landlord in connection with any loss or damage covered by the policy.

    7.3 Indemnification and Release: Tenant hereby agrees to indemnify, protect, defend and hold Landlord harmless from any and all claims, damages, liabilities or expenses (including without limitation attorney's fees and other costs of legal representation) (collectively "Claims") arising out of (i) any and all claims by third parties arising from any breach or default in the performance of any obligation of Tenant hereunder and (ii) any act, omission or negligence of Tenant, its agents or employees, representatives or contractors on or about the Premises or otherwise in connection with this Lease. Tenant further releases Landlord from liability for any damages sustained by Tenant, or any other person claiming by, through or under Tenant, due to the Premises or any part thereof or any appurtenances thereto being or becoming out of repair or due to the happening of any accident, including, but not limited to, any damage caused by water, snow, ice, windstorm, tornado, gas, steam, electrical wiring, sprinkler system, plumbing, heating and air conditioning apparatus. Notwithstanding the foregoing, Tenant's indemnification pursuant to this Section 7.3 shall not apply to any Claims arising solely as a result of the willful acts or negligence of Landlord or its agents, employees, representatives, or contractors. Landlord shall not be liable for any damage to, or loss of, Tenant's personal property, inventory fixtures or improvements from any cause whatsoever. The provisions of this Section 7.3 shall survive the expiration or earlier termination of this Lease.


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                                  ARTICLE VIII

                           CASUALTY AND CONDEMNATION

     8.1 Fire, Explosion or Other Casualty: In the event the Premises are damaged by fire, explosion or any other casualty, then except as provided in
Section 8.2 or below in this Section 8.1, the damage shall be repaired by Tenant, said repairs to be substantially completed within 270 days after the casualty causing damage has occurred, subject to force majeure events beyond Tenant's reasonable control.

     In the event the Premises shall be damaged or destroyed to the extent of seventy-five percent (75%) or more of the total square footage of all Buildings and other improvements on the Premises (hereinafter, a "Casualty") and such Casualty shall occur after the first five (5) Lease Years of the Term of the Lease, then and in such event Tenant may elect by written notice to Landlord delivered within thirty (30) days after such Casualty either to repair or rebuild the Premises, as aforesaid, or to terminate this Lease, effective as of the date Tenant's notice is delivered to Landlord. If Tenant elects to terminate the Lease pursuant to this Section 8.1, then Tenant shall direct its insurance company(s) to deliver directly to Landlord all insurance proceeds to be paid for or in connection with said Casualty; provided, in no event shall the amount of such insurance proceeds payable to Landlord be less than the full replacement value of all such improvements which have been so damaged or destroyed, as reasonably determined by Landlord's insurance adjuster. If the insurance proceeds are less than the full replacement value as aforesaid, Tenant shall pay such deficiency to Landlord upon demand. If Tenant fails to deliver notice of its election to Landlord within the 30-day period reference above. Tenant shall be deemed to have elected to repair or rebuild the Premises and the Lease shall remain in full force and effect.

     If this Lease is not terminated pursuant to the preceding paragraph, then Tenant shall restore and repair the Buildings and other improvements in an expeditious manner. If Tenant purchases, at its sole option, rent insurance to compensate Landlord for any lost rents as a result of damage or destruction to the Premises, then Basic Rent (and other Rent) shall abate during any period following damage to the Premises in a fair and equitable fashion according to the proportion of the Premises that cannot reasonably be utilized by tenant, provided that the amount of such abatement shall not exceed the rent insurance proceeds actually received by Landlord with respect thereto. Notwithstanding the provisions of the Section 8.1, tenant shall be the owner of its trade fixtures and shall be entitled to any insurance proceeds attributable to said trade fixtures.

     8.2 Condemnation: If the whole of the Premises, or so much thereof as to render the balance unusable by Tenant, shall be taken under power of eminent domain, or otherwise transferred in lieu thereof, this lease shall automatically terminate as of the date possession is taken by the condemning authority. No award for any total or partial taking of any real property interest in or to the premises shall be apportioned, and Tenant hereby unconditionally assigns to Landlord any award which may be made for real property interests in such taking or condemnation. In the event of a partial taking which does not result in the termination of this lease, Basis Rent shall be apportioned according to the part of the Buildings remaining usable by Tenant.

     8.3 Condemnation Award: All compensation awarded or paid for any taking or acquiring under the power or threat of eminent domain, whether for the whole or a part of the Premises, shall be the property of Landlord, and Tenant hereby assigns to Landlord all of the Tenant's right, title and interest in and to any such award. Notwithstanding the foregoing, Tenant shall be entitled to claim, prove and receive in the condemnation proceeding or by separate action, such awards as may be allowed for loss of lease, moving expense, fixtures and other equipment installed by it, but only if such awards shall be made by the condemnation court in addition to the award made by it for the land and the buildings or part thereof so taken.

                                   ARTICLE IX

                           ASSIGNMENT AND SUBLETTING

     9.1 Assignment and Subletting: Tenant's interest in the premises shall be limited to the use and occupancy thereof in accordance with the provisions hereof and shall be non-transferable without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempts by Tenant to assign its interest in the lease, or to sublet the Premises in whole or in part, or to sell, assign, lien, encumber or in any manner transfer this lease or any interest therein without Landlord's prior written consent shall constitute a default hereunder, as shall any attempt by Tenant to assign or delegate the management or to permit the use or occupancy of the property or the Premises or any part thereof by anyone other than Tenant. Landlord and Tenant acknowledge and agree that the foregoing provisions have been freely negotiated by the parties hereto and that landlord would not have entered into this Lease without Tenant's consent to the terms of this Section
9.1. Any attempt by Tenant to assign this lease or to sublet all or any portion of the Premises, to encumber same, or to in any manner transfer, convey, or assign Tenant's interest therein without Landlord's prior written consent shall be void ab initio.

     Notwithstanding anything contained herein to the contrary. Tenant may without the prior consent of Landlord, (i) assign this lease or sublease the premises to any wholly-owned subsidiary of Tenant, to the parent corporation of Tenant, or to a wholly-owned subsidiary of the parent corporation of Tenant, or
(ii) transfer its capital stock to the parent corporation of Tenant, or to a wholly-owned subsidiary of the Tenant or of Tenant's parent corporation; provided that, in the case of any such transfer, all of the assets held by Tenant prior to such Transfer remain or become assets of the continuing corporation. If Tenant survives as an entity after such assignment or sublease, Tenant shall remain fully and primarily liable for performance of all obligations of the tenant under the Lease and shall not be released as a result thereof.

     9.2 Change of Control: In furtherance of the provisions of Section 9.1 hereof, if Tenant is a partnership, limited liability company, corporation or banking association and if the person or persons who own a majority of its voting shares or interests at the time of the execution hereof cease to own a majority of such shares or interests at any time hereafter (except as a result of transfers by gift, bequest, or inheritance by or among immediate family members), Tenant shall so notify Landlord. In the event of such change of ownership, whether or not Tenant has notified Landlord thereof, landlord may terminate this Lease by notice to Tenant effective sixty (60) days from the date of such notice from Tenant, or the date on which Landlord first has knowledge of such transfer, whichever shall first occur.

                                   ARTICLE X

                       SUCCESSION TO LANDLORD'S INTEREST

     10.1 ATTORNMENT: Tenant shall attorn and be bound to any of Landlord's successors under all the terms, covenants and conditions of this Lease for the balance of the remaining term.

     10.2 SUBORDINATION: (a) This Lease shall be subordinate to the lien of any mortgage or security deed or the lien resulting from any other method of financing or refinancing now or hereafter in force against the Premises or any portion thereof, and to any and all advances to be made under such security instruments, and all renewals, modifications, extensions, consolidations and replacements thereof. The aforesaid provisions shall be self-operative and no further instrument of subordination shall be required to evidence such subordination. Tenant covenants and agrees to execute and deliver, upon demand, such further instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such security instruments as shall be desired by Landlord and any mortgagees or proposed mortgagees.

     (b) Notwithstanding anything to the contrary set forth in subsection (a) above, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by execution of a written document subordinating such mortgage to this Lease to the extent set forth therein, and thereupon this Lease shall be deemed prior to such mortgage to the extent set forth in such written document, without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such written document, such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed and a memorandum thereof recorded prior to the execution, delivery and recording of the mortgage and as though this Lease had been assigned to such mortgagee.

     10.3 ESTOPPEL CERTIFICATE: Within ten (10) days after request therefor by Landlord, or in the event that upon any sale, assignment or hypothecation of the Premises and/or the land thereunder by Landlord an estoppel certificate shall be required from Tenant, Tenant agrees to deliver in recordable form, a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that there are no defenses or offsets thereto (or stating those claimed by Tenant) and the dates to which Basic Rent and other charges have been paid, and such matters as Landlord may reasonably require.

                                   ARTICLE XI

                        DEFAULT REMEDIES AND BANKRUPTCY

     11.1 DEFAULT OF TENANT: In the event that Tenant (a) fails to pay all or any portion of any sum due from Tenant hereunder or pursuant to any exhibit hereto when due and such failure to pay continues for more than five (5) business days after receipt of written notice from Landlord (provided that such 5-day grace period shall not be available more than three (3) times in any twelve (12) month period); (b) fails to perform any other terms, covenants and conditions hereof or is otherwise in breach of any of Tenant's obligations hereunder or commits any other act or omission in violation of this Lease and such failure to perform or violation continues for more than thirty (30) days after receipt of written notice from Landlord (provided that such 30-day grace period shall not be available more than three (3) times in any twelve (12) month period); (c) becomes bankrupt, insolvent or files any debtor proceeding, takes or has taken against Tenant any petition of bankruptcy; takes action or has action taken against Tenant for the appointment of a receiver for all or a portion of Tenant's assets, files a petition for a corporate reorganization; makes an assignment for the benefit of creditors, or if in any other manner Tenant's interest hereunder shall pass to another operation of law (any or all of the occurrences of this Subsection 11.1(c) shall be deemed a default on account of bankruptcy for the purposes hereof and such default on account of bankruptcy shall apply to and include any guarantor of this Lease); or (d) commits waste to the Premises or removes any betterments or improvements thereof; then Tenant shall be in default hereunder and Landlord may, at its option and without further notice to Tenant, terminate Tenant's right to possession of the Premises and without terminating this Lease re-enter and resume possession of the Premises and/or declare this Lease terminated, and may thereupon in either event remove all persons and property from the Premises, with or without resort to process of any court, either by force or otherwise. Notwithstanding such re-entry by Landlord, Tenant hereby indemnifies, protects, defends and holds Landlord harmless from any and all loss or damage which Tenant may incur by reason of the termination of this Lease and/or Tenant's right to possession hereunder. In no event shall Landlord's temination of this Lease and/or Tenant's right to possession of the Premises abrogate Tenant's agreement to pay Rent and additional charges due hereunder for the full term hereof. Following re-entry of the Premises by Landlord, Tenant shall promptly pay all arrearages then due and overdue and shall continue to pay all such rent and additional charges as same become due under the terms of this Lease, together with all other expenses incurred by Landlord in regaining possession until such time, if any, as Landlord relets same and the Premises are occupied by such successor, it being understood that Landlord shall have no obligation to mitigate Tenant's damages by reletting the Premises. Upon reletting, sums received from such new lessee by Landlord shall be applied first to payment of costs incident to reletting; any excess shall then be applied to any indebtedness to Landlord from Tenant other than for Basic Rent; and any excess shall then be applied to the payment of Basic Rent due and unpaid. The balance, if any, shall be applied against the deficiency between all amounts received hereunder and sums to be received by Landlord or reletting, which deficiency Tenant shall pay to Landlord in full, within five (5) days of notice of same from Landlord. Tenant shall have no right to any proceeds of reletting that remain following application of same in the manner set forth herein.

     11.2. RIGHTS AND REMEDIES: The various rights and remedies herein granted to Landlord shall be cumulative and in addition to any others Landlord may be entitled to by law or in equity, and the exercise of one or more rights or remedies shall not impair Landlord's right to exercise any other right or remedy. All such rights and remedies may be exercised and enforced concurrently or consecutively and whenever and as often as Landlord shall deem desirable. The failure of Landlord to insist upon strict performance by Tenant of any of the covenants, conditions, and agreements of this Lease shall not be deemed a waiver of any of said rights and remedies concerning any subsequent or continuing breach or default by Tenant of any of the covenants, conditions, or agreements of this Lease. No surrender of the Premises shall be effected by Landlord's acceptance of Rent or by any other means whatsoever unless the same be evidenced by Landlord's written acceptance of such as a surrender. In all events, Landlord shall have the right upon notice to Tenant to cure any breach by Tenant at Tenant's sole cost and expense, and Tenant shall reimburse Landlord for such expense upon demand. Tenant shall reimburse Landlord for attorneys' fees and other expenses incurred by Landlord under this Article XI.

         11.3 Landlord's Default: If Tenant alleges a breach or default by Landlord hereunder, Tenant shall provide Landlord (and any mortgagee of Landlord of whom Tenant has notice) with written notice thereof and provide thirty (30) days thereafter for Landlord or its mortgagee to cure same prior to exercising any right or remedy Tenant may have for said breach or default.

         11.4 Bankruptcy: If Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title 11 of the United States Code relating to Bankruptcy, as amended ("Bankruptcy Code"), then Tenant as a debtor in possession or any trustee for Tenant agrees promptly, within no more than fifteen (15) days upon request by Landlord to the Bankruptcy Court, to assume or reject this Lease and Tenant on behalf of itself, and any trustee agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Court. In such event, Tenant or any trustee for Tenant may only assume this Lease if (A) it cures or provides adequate assurance that the trustees will promptly cure any default hereunder (B) compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant's defaults and (C) provides adequate assurance of performance during the fully stated term hereof of all of the terms, covenants, and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance of this Lease as set forth hereinabove shall include, without limitation, adequate assurance (1) of the source of Rent reserved hereunder, and (2) the assumption of this Lease will not breach any provision hereunder.

                                  ARTICLE XII

                             SURRENDER OF PREMISES

         12.1 Surrender of Premises: At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and good condition, and in a condition which complies with all applicable laws reasonable wear and tear and insured casualty (for which Landlord receives the proceeds) expected. Tenant shall promptly remove Tenant's sign, personal property and trade fixtures upon such expiration or termination and repair any damage or disturbance to the Premises caused by the removal of any furniture, trade fixtures or other personal property placed in the Premises. Tenant's failure to remove all or part of Tenant's sign, personal property and trade fixtures within ten (10) days after such expiration or termination shall be deemed an abandonment to Landlord of such sign, personal property and trade fixtures and, if Landlord elects to remove all or any part of said same, such removal, including the cost of repairing any damage to the Premises caused by or resulting from such removal, shall be paid by Tenant.

         12.2 Holding Over: Should Tenant, with Landlord's written consent, hold over at the end of the Term of the Lease (including the Extension Term, if applicable), Tenant shall become a Tenant at will and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay Rent and other charges at the highest monthly rate provided for herein, plus an additional fifty percent (50%) of the Basic Rent in effect at the expiration of the Term hereof. If Tenant holds over at the end of the Term of the Lease without Landlord's written consent, Tenant shall be a tenant at sufferance.

                                  ARTICLE XIII

                                 MISCELLANEOUS

     13.1 Notices: Notices and demands required or permitted to be given hereunder may be given by personal delivery to the addresses designated in
Section 1.1 hereinabove (including courier and expedited delivery services) to either party or any officer or other representative of the party to be notified, or may be sent by certified mail, return receipt requested, addressed, postage prepaid, to said addresses. Mailed notices and demands shall be deemed to have been given upon the date of the executed return receipt (provided that (i) if any party shall refuse delivery or (ii) if delivery fails because of an address change that has not been received as required by this
Section 13.1, then, in either of such events, notices shall be deemed given when mailed), or, if made by personal, courier or other expedited delivery to the addresses designated in Section 1.1 hereinabove, then upon the delivery. Notice of change of address for notices shall not be deemed made until received or rejected. Unless otherwise specified by Landlord, the payment of Rent shall be to the first address of Landlord as set forth in Section 1.1 herein.

     13.2 Successors and Assigns: All covenants, promises, conditions, representations, and agreements herein contained shall be binding upon, apply, and inure to the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns.

     13.3 Entire Agreement: This Lease, the Environmental Addendum and the Exhibits attached hereto constitute the sole and exclusive agreement between the parties with respect to the Premises. No amendments, modifications of or supplements of this Lease shall be effective unless in writing and executed by Landlord and tenant.

     13.4 Time is of the Essence: The time of the performance of all of the covenants, conditions, and agreements of this Lease is of the essence of this Lease.

     13.5 Relationship of Parties; Usufruct: The parties hereto shall always be as Landlord and Tenant, and nothing herein shall be construed so as to constitute a joint venture or partnership between Landlord and Tenant. This Lease creates a usufruct not subject to levy and sale and no estate in or with respect to the Premises or any portion thereof is granted or conveyed hereby.

     13.6 Litigation: It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of any Rent, Tenant will not interpose any non-compulsory counterclaim of whatever nature or description in any such proceeding. Landlord and Tenant hereby waive the right to a trial by jury in connection with any dispute arising out of this Lease or the use or possession of the Premises by Tenant.

     13.7 Governing Law: This Lease shall be construed under the laws of the State of Georgia.

     13.8 Partial Invalidity: If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     13.9 Submission of Lease: The submission of this Lease for examination does not constitute an offer to lease, or a reservation of or option for the Property, and this Lease shall be effective only upon execution and delivery thereof by Landlord and Tenant.

     13.10 Interpretation: In interpreting this Lease in its entirety, the printed provisions of this Lease and any additions written or typed thereon shall be given equal weight, and there shall be no inference, by operation of law or otherwise, that any provision of this Lease shall be construed against either party hereto.

     13.11 Broker: Landlord and Tenant hereby agree that in connection with this Lease that neither have dealt with any broker or other person or entity entitled to any brokerage commission, fee, or other compensation. Each party shall indemnify, defend, and hold harmless the other, their agents and legal representatives against any fee, commission, or other compensation due to any person, firm, or corporation claiming to have acted in said party's behalf.

     13.12 Limitation of Liability: Landlord's liability to Tenant for damages or otherwise with respect to the Lease shall be limited solely to and recovered, if at all, solely from landlord's interest in the Property.
Landlord shall, at any time and from time to time, have the absolute right to sell, assign, pledge or otherwise transfer its interest in the Premises or this Lease. Landlord shall be relieved of all obligation and liability hereunder after Landlord has conveyed the Premises and assigned this Lease to a successor Landlord. Landlord may assign this Lease to an entity in connection with the acquisition of the Premises, in which case Landlord will be released from all liability hereunder.

     13.13 Survival of Obligations: The provisions of this Lease with respect to any obligation of Tenant to pay any sum in order to perform any act required by this Lease after the expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.

     13.14 Headings, Captions and References: The section captions contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The use of the terms "hereof," "hereunder" and "herein" shall refer to this Lease as a whole, inclusive of the Exhibits, except when noted otherwise. The use of the masculine or neuter genders herein shall include the masculine, feminine and neuter genders and the singular form shall include the plural when the context so requires.

     13.15 Attorneys' Fees: The unsucceessful party in any action or proceeding shall pay for all costs, expenses and reasonable attorney's fees incurred by the prevailing party or its agents or both in enforcing the covenants and agreements of this Lease. The term "prevailing party" as used herein shall include without limitation a party who obtains legal counsel and brings an action against the other party by reason of the other party's breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment.

     13.16 Hazardous Substances: SEE ENVIRONMENTAL ADDENDUM ATTACHED TO THIS LEASE.

     13.17 Waiver: The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any proceeding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or conditions of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing by Landlord and delivered to Tenant.

     13.18 Accord and Satisfaction: No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than an account of the earliest, stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

     13.19 Tenant defined, Use of Pronoun: The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

     13.20 Covenant to Operate: Commencing on the Commencement Date and thereafter for the balance of the Term, Tenant hereby covenants that it shall continuously occupy and use the Premises solely for conducting the Permitted Use, as defined herein.

     13.21 Use of Demonstration Vehicle: The parties have agreed that, as additional consideration for Landlord to enter into this Lease, Tenant shall make available for Landlord's use, at no charge to Landlord, any one (1) new vehicle which Tenant maintains on the Premises for sale to its customers. Landlord shall have the right from time to time to designate (and change) in his sole discretion the vehicle to be provided by Tenant to Landlord in accordance with this Section. Tenant shall supply any such vehicle to Landlord within fifteen (15) days after written request of Landlord.

     Landlord shall be responsible for maintaining any vehicle utilized by Landlord pursuant to this Section 13.21 in good condition (ordinary wear and tear excepted); provided, however, Tenant shall assign or otherwise make available to Landlord the benefit of all warranties and guarantees of every kind in connection with such vehicle (including, but not necessarily limited to, any manufacturer's warranty). Tenant shall maintain all insurance on the vehicle as shall be reasonably required by Landlord.

     This Section 13.21 shall apply during the term of the Lease, as same may be extended. Upon the last day of the Term, Landlord shall redeliver possession of any such vehicle to Tenant.

     IN WITNESS WHEREOF this Lease has been executed under seal as of the day and year first above written.

                                       LANDLORD:

                                       E. MOSS ROBERTSON, JR., an individual


                                       -------------------------------------
                                       E. Moss Robertson, Jr.



                                       TENANT:

                                       ROBERTSON OLDSMOBILE-CADILLAC,
                                       INC., a Georgia corporation



                                       By:
                                            --------------------------------
                                       Its:
                                            --------------------------------

                                                   [CORPORATE SEAL]

                                  EXHIBIT "A"

                            DESCRIPTION OF PREMISES

                                   APPENDIX I
                             ENVIRONMENTAL ADDENDUM


     This is an Addendum to the Lease dated _______________________ ("Lease"), between E. MOSS ROBERTSON, JR., as Landlord, and ROBERTSON OLDSMOBILE-CADILLAC, INC., a Georgia corporation, as Tenant. Each capitalized term which is not defined in this Addendum shall have the meaning ascribed to such term in the Lease. In the event of any conflict between the provisions of the Lease and provisions of this Addendum, this Addendum shall control.

     1.   CONDITION OF THE PREMISES.

     Tenant has had the opportunity to examine the Premises and hereby agrees to accept them in the "as is" condition existing on the Commencement Date. Tenant further acknowledges that Landlord has not made any representations as to the present or future condition of the Premises, or the presence or absence of hazardous substances (as hereinafter defined) therein. If the Premises, the Buildings, or any equipment, trade fixtures or other mechanical apparatus therein contains any hazardous substance, Landlord, at its election, shall have the right to (i) cause Tenant to remove and properly dispose of same, all at Tenant's sole cost and expense and in compliance with the provisions hereof, or
(ii) perform the removal and disposal thereof itself, in which event Tenant shall reimburse Landlord, on demand, for the cost incurred by Landlord in doing so and securing the certifications referred to below.

     2.   USE.

     Landlord acknowledges that Tenant's intended use of the Premises is for the operation of an automobile dealership and that said use may, as part of Tenant's normal business operations, include the handling, storage, production, disposal, sale or transportation of hazardous substances as hereinafter defined. Except in connection with its normal business operations or as otherwise sepcifically permitted herein, Tenant shall not cause or permit any hazardous substances to be brought upon generated, treated, kept or used in or about the Premises by Tenant, its agents, employee, contractors or invitees.

     3.   COMPLIANCE WITH LAWS.

     With respect to Tenant's use of the Premises, Tenant shall at all times, at its own cost and expense, comply with all federal, state and local laws, ordinances, regulations and standards relating to the use, analysis, production, storage, sale, disposal or transportation of any hazardous materials ("Hazardous Substance Laws"), including or petroleum products or their derivatives, solvents, PCB's, explosive substances, asbestos, radioactive materials or waste, and any other toxic, ignitable, reactive, corrosive, contaminating or pollution materials ("hazardous substances") which are now or in the future subject to any governmental regulations.

     4.   NOTICE TO LANDLORD.

     Tenant shall give written notice to Landlord within three (3) business days after the date on which Tenant learns or first has reason to believe that:

          4.1 There has or will come to be located on or about the Premises any hazardous substance, the production, transportation, storage, use or handling of which requires a permit or license from any federal, state or local governmental agency. The notice provisions of this Addendum shall not apply to, and Landlord shall not have any right to terminate the Lease on account of any use by Tenant in the course of a trade or business conducted on the Premises of a substance which (a) is classified as a hazardous substance under the Hazardous Substance Laws; (b) is of a type which, under current industry practice, is commonly used as an integral part of Tenant's approved business use of the Premises; (c) is so used by Tenant in full compliance with applicable provisions of all Hazardous Substance Laws; and
     (d) Tenant has given Landlord complete prior notice of its use at the Premises.

          4.2 Any release, discharge or emission of any hazardous substance has occurred on or about the Premises.

          4.3 Any (a) enforcement, cleanup, removal or other governmental or regulatory action has been threatened or commenced against Tenant or with respect to the Premises pursuant to any Hazardous Substances Laws; or (b) any claim has been made or threatened by any person or entity against Tenant or the Premises on account of any alleged loss or injury claimed to result from the alleged presence or release on the Premises of any hazardous substances; or (c) any report, notice, or complaint has been made to or filed with any governmental agency concerning the presence, use or disposal of any hazardous substances on the Premises. Any such notice shall be accompanied by copies of any such claim, report, complaint, notice, warning or other communication that is in the possession of or is reasonably available to the Tenant.

          Any notice required under this Section 4.3 shall be accompanied by (i) a copy of all permits, licenses, proofs of disclosures to governmental agencies pertaining to hazardous substances that have not previously been furnished to Landlord; and (ii) copies of any Material Safety Data Sheets pertaining to such substances that are required by applicable law.

     5.   DISPOSAL.

     Except for materials that are (a) lawfully discharged from the Premises, or (b) lawfully maintained on the Premises and/or sold in the ordinary course of Tenant's business, Tenant shall cause any hazardous substances to be removed from the Premises for disposal and to be transported solely by duly licensed hazardous substances transporters to duly licensed facilities for final disposal to the extent required by and in accordance with applicable Hazardous Substances Laws, and shall upon request deliver to Landlord copies of any hazardous waste manifest reflecting the proper disposal of such substances.

     6.   ACTIONS AND PROCEEDINGS.

     Except in emergencies or as otherwise required by law, Tenant shall not take any remedial action in response to the presence or release of any hazardous substances on or about the Premises without first giving written notice of the same to Landlord. Tenant shall not enter into any settlement agreement, consent decree or other compromises with respect to any claims relating to any hazardous substances in any way connected with the Premises without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to participate in any such proceedings.

     7.   ENVIRONMENTAL AUDITS.

     Landlord may, but shall not be required to, engage such independent contractors as Landlord determines to be appropriate to perform from time to time an audit, including environmental sampling and testing, of (a) the Premises, the surrounding soil and any adjacent areas, and any groundwater located under or adjacent to the Premises and/or any adjoining property, (b) Tenant's compliance with all Hazardous Substances Laws and the provisions of this Addendum, and (c) the provisions made by Tenant for carrying out any remedial action that may be required by reason for the nature of Tenant's business and its operations on the Premises (collectively an "Environmental Audit").

          7.1  COSTS AND EXPENSES.

          All costs and expenses incurred by Landlord in connection with any such Environmental Audit shall be paid by Landlord, except that if any such Environmental Audit shows that Tenant has failed to comply with the provisions of this Addendum, or that the Premises (including surrounding soil and any underlying or adjacent property or groundwater) have become contaminated due to the operations or activities at the Premises, then all of the costs and expense of such Environmental Audit shall be paid by Tenant. Notwithstanding the foregoing, if Landlord elects to have an Environmental Audit performed upon the expiration or earlier termination of the Lease (the "Final Environmental Audit"), then Landlord and Tenant shall each pay one-half (1/2) of the cost of such Final Environmental Audit (provided that if such Final Environmental Audit shows that Tenant has failed to comply with the provisions of this Addendum, or that the Premises (including surrounding soil and any underlying or adjacent property or groundwater) have become contaminated due to the operations or activities of Tenant at the Premises, then all of the costs and expense of such Final Environmental Audit shall be paid by Tenant).

          7.2  CONDUCT OF AUDIT.

          Each Environmental Audit (excepting only the Final Environmental Audit, which shall not require any notice to Tenant) shall be conducted (a) only after advance notice thereof has been provided to Tenant at least twenty-four (24) hours prior to the date of such audit, and (b) in a manner reasonably designed to minimize the interruption of Tenant's operations and use of the Premises. Any damages to the Premises or to


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     Tenant's property which is caused by the independent contractor conducting the Environmental audit shall be paid for by the party responsible for paying for the Environmental Audit, as determined pursuant to Section 7.1 above.

     8.   TERMINATION OF LEASE.

     Upon the expiration or earlier termination of the term of the Lease, Tenant shall (a) cause all hazardous substances previously owned, stored or used by Tenant to be removed from the Premises and disposed of in accordance with applicable provisions of law; (b) remove any aboveground or underground storage tanks or other containers installed or used by Tenant to store any hazardous substances on the Premises, and repair any damage to the Premises caused by such removal; (c) cause any soil, groundwater or other portion of the Premises which is contaminated, to be decontaminated, detoxified or otherwise cleaned up in accordance with the requirements of any governmental authority with control over the Premises; (d) cause any property adjacent to the Premises which is owned or controlled by Landlord which has become contaminated by any hazardous substances brought on to, stored or used by Tenant on the Premises; to be decontaminated, detoxified or otherwise cleaned up in accordance with the requirements of any governmental authority with control over such property; and
(e) surrender possession of the Premises to Landlord free of hazardous substances.

     9.   INDEMNIFICATION BY TENANT.

     Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord free and harmless from any and all liabilities, damages, claims, penalties, fines, settlements, causes of action, costs or expense, including reasonable attorneys' fees, environmental consultant and laboratory fees and the costs and expense of investigating and defending any claims or proceedings, resulting from or attributable to (a) the presence, disposal, release or threatened release of any hazardous substance that is on, from or affecting the Premises including the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to the hazardous substance; (c) any lawsuit or administrative order relating to the hazardous substance; and (d) any violation of any laws applicable to the hazardous substance.

     10.  SURVIVAL.

     Tenant's indemnification obligations as set forth herein shall survive the expiration or earlier termination of the term of the Lease.

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